Exhibit 99.1

SAVARA ANNOUNCES PRICING OF PUBLIC OFFERING OF COMMON STOCK

AUSTIN, TX - June 2, 2017 - Savara Inc. (NASDAQ: SVRA), a clinical-stage specialty pharmaceutical company focused on the development and commercialization of novel therapies for the treatment of serious or life-threatening rare respiratory diseases, today announced the pricing of an underwritten public offering of 8,421,053 shares of its common stock at a price to the public of $4.75 per share, with expected gross proceeds of approximately $40.0 million. In addition, Savara has granted the underwriters a 30-day option to purchase up to 1,263,157 additional shares of its common stock at the public offering price, less the underwriting discounts and commissions. Zambon SpA is purchasing 4,693,540 shares of our common stock in this offering and will hold approximately 19.9% of our outstanding shares immediately following this offering, assuming no exercise of the option granted to the underwriters. The offering is expected to close on June 7, 2017, subject to customary closing conditions.

Savara intends to use the net proceeds from this offering for working capital and general corporate purposes, which include, but are not limited to, the funding of clinical development of and pursuing regulatory approval for its product candidates, and general and administrative expenses.

Jefferies LLC is acting as the sole book-running manager for the offering. Canaccord Genuity Inc. and JMP Securities LLC are acting as the lead managers for the offering.

A shelf registration statement (File No. 333-202960) was filed with the Securities and Exchange Commission on August 12, 2015, and declared effective on August 19, 2015. A preliminary prospectus supplement related to the offering was filed with the Securities and Exchange Commission on June 1, 2017. Copies of the final prospectus supplement and accompanying prospectus relating to the offering may be obtained, when available, by contacting Jefferies LLC, Attention: Equity Syndicate Prospectus Department, 520 Madison Avenue, 2nd Floor, New York, NY 10022, or by telephone at 877-547-6340 or by email at Prospectus_Department@Jefferies.com. An electronic copy of the final prospectus supplement and accompanying prospectus relating to the offering will be available on the website of the Securities and Exchange Commission at www.sec.gov.

This press release does not constitute an offer to sell or the solicitation of offers to buy any securities of Savara, and shall not constitute an offer, solicitation or sale of any security in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Forward Looking Statements

Savara cautions you that statements in this press release that are not a description of historical fact are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words referencing future events or circumstances such as “expect,” “intend,” “plan,” “anticipate,” “believe,” and “will,” among others. Such statements include, but are not limited to, statements relating to the offering, including the timing of the closing of the offering and the use of proceeds. Savara may not actually achieve any of the matters referred to in such forward looking statements, and you should not place undue reliance on these forward-looking statements. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements are based upon Savara’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, which include, without limitation, stock market conditions and our ability to satisfy the conditions to closing in the underwriting agreement and complete the offering. All forward-looking statements are expressly qualified in their entirety by this cautionary statement. For a detailed description of our risks and uncertainties, you are encouraged to review the official corporate documents filed with the SEC. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which they were made. Savara undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made, except as may be required by law.

About Savara

Savara Inc. is a clinical-stage specialty pharmaceutical company focused on the development and commercialization of novel therapies for the treatment of serious or life-threatening rare respiratory diseases. Savara’s pipeline comprises Molgradex, a Phase 3 stage inhaled granulocyte-macrophage colony-stimulating factor, or GM-CSF, AeroVanc, an inhaled vancomycin in preparation for Phase 3, and Aironite, an inhaled sodium nitrite solution in Phase 2 development. Savara’s strategy involves expanding its pipeline of potentially best-in-class products through indication expansion, strategic development partnerships and product acquisitions, with the goal of becoming a leading company in its field. Savara’s management team has significant experience in orphan drug development and pulmonary medicine, in identifying unmet needs, creating and acquiring new product candidates, and effectively advancing them to approvals and commercialization.

Contact:

Savara Inc.

Ioana C. Hone (ir@savarapharma.com)

(512) 961-1891

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